                                                                    EXHIBIT 99.1

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                        Page
                                                                                                        ----
MIDCOM COMMUNICATIONS, INC. CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED
 DECEMBER 31, 1997
Report of Independent Certified Public Accountants....................................................   F-2
Consolidated Balance Sheet as of December 31, 1997....................................................   F-3
Consolidated Statement of Operations for the year ended December 31, 1997.............................   F-4
Consolidated Statement of Shareholders' Deficit for the year ended December 31, 1997..................   F-5
Consolidated Statement of Cash Flows for the year ended December 31, 1997.............................   F-6
Notes to Consolidated Financial Statements............................................................   F-7


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
MIDCOM Communications Inc.


     We have audited the consolidated balance sheet of MIDCOM Communications Inc. and subsidiaries (in reorganization under Chapter 11 of the United States Bankruptcy Code since November 7, 1997, see Note A to the consolidated financial statements) as of December 31, 1997, and the related consolidated statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MIDCOM Communications Inc. and subsidiaries at December 31, 1997 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of the Company's operations and realization of its assets and payments of its liabilities in the ordinary course of business. On November 7, 1997, MIDCOM Communications Inc. and its subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code and is currently operating its business as a debtor-in-possession under the supervision of the Bankruptcy Court. The Chapter 11 filing was the result of the inability to obtain additional financing, continuing operating losses, and cash flow problems. As more fully described in Note A, the Company's ability to continue as a going concern would depend upon, among other things, approval of a plan of reorganization by the Bankruptcy Court, a return by the Company to profitability, and its ability to generate sufficient cash from operations and other financing sources to support its business activities, all of which are uncertain. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to finance operating activities and further reorganize operations are described in Note A. The accompanying consolidated financial statements do not reflect further adjustments that may be required in connection with reorganizing the Company under Chapter 11 of the United States Bankruptcy Code or as may otherwise result from the outcome of this uncertainty.


GRANT THORNTON LLP

Detroit, Michigan
March 6, 1998

                          MIDCOM COMMUNICATIONS INC.
                             (DEBTOR-IN-POSESSION)

                          Consolidated Balance Sheet


                               December 31, 1997
                       (In thousands, except share data)


                                    ASSETS

Curent Assets
Cash and Cash equivalents...........................................  $   2,285
Accounts receivable, less allownace for
  doubtful accounts of $7,100.......................................     20,661
Prepaid expenses and other current assets...........................      6,125

     Total current assets...........................................     29,071
Furniture, equipment and leasehold
  improvements, net.................................................     25,331
Intangible assets, less accumulated
  amortization of $51,119...........................................      4,481
Other assets, net...................................................        681

     Total assets...................................................  $  59,564

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Liabilities Not Subject to Compromise
Current Liabilities
  Accounts payable..................................................  $   3,997
  Accrued expenses..................................................      5,405
  Notes payable.....................................................     32,332
  Capital lease obligations.........................................     15,263

     Total current liabilities......................................     56,997
Liabilities Subject to Compromise...................................    175,886
Commitments and Contingencies.......................................        --
Shareholders' Deficit
Preferred stock, $.0001 par value, 10,000,000 shares
  authorized no shares issued and outstanding.......................        --
Common stock, $.0001 par value, 90,000,000 shares
  authorized, 16,193,546 shares issued and 16,183,186
  shares outstanding.................................                    68,623
Less 10,360 shares of treasury stock................................     (1,075)
Deferred stock option compensation..................................     (1,192)
Accumulated deficit.................................................   (239,675)

     Total shareholders' deficit....................................   (173,319)

     Total liabilities and shareholders' deficit....................  $  59,564


  The accompanying notes are an integral part of these financial statements.

                          MIDCOM COMMUNICATIONS INC.
                            (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENT OF OPERATIONS


For the year ended December 31, 1997
(In thousands, except share data)

Revenues......................................................................................      $  98,283
Costs and expenses
 Costs of revenue.............................................................................         72,440
 Selling, general and administrative..........................................................        103,172
 Relocation of corporate headquarters.........................................................          5,200
 Interest.....................................................................................          9,929
                                                                                                    ---------
                                                                                                      190,741
    Loss before reorganization items..........................................................        (92,458)
Reorganization items
 Lease rejection claims.......................................................................         10,775
 Professional fees and other..................................................................            535
                                                                                                    ---------
    Total reorganization items................................................................         11,310
                                                                                                    ---------
Net loss......................................................................................      $(103,768)
Loss per share - basic and diluted............................................................         $(6.67)
Weighted average common shares outstanding....................................................         15,568


  The accompanying notes are an integral part of these financial statements.

                          MIDCOM COMMUNICATIONS INC.
                            (DEBTOR-IN-POSSESSION)

                CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

                        FOR THE YEAR ENDED DECEMBER 31,
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                      DEFERRED
                                                                        STOCK           TOTAL
                             PREFERRED      COMMON     TREASURY        OPTION        ACCUMULATED      SHAREHOLDERS'
                               STOCK        STOCK        STOCK      COMPENSATION       DEFICIT           DEFICIT
                             ---------      -------    --------     ------------     -----------      -------------
Balance at January 1, 1997      $ -         $68,330     $    -         $(1,707)       $(135,907)        $ (69,284)
Issuance of shares of
 common stock in
 connection with
 acquisitions in prior
 years (Note D)...........        -             276          -               -               -                276
Redemption of shares of
 common stock(Note G).....        -              -       (6,544)             -               -             (6,544)
Reissuance of redeemed
 shares...................        -              -        5,469              -               -              5,469
Issuance of shares for
 employee stock purchase
 plan.....................        -              17          -               -               -                 17
Compensation attributable
 to stock options vesting.        -              -           -              515              -                515
Net loss for the year.....        -              -           -               -         (103,768)         (103,768)
Balance at December 31,
 1997.....................      $ -         $68,623    $ (1,075)        $(1,192)      $(239,675)        $(173,319)


   The accompanying notes are an integral part of these financial statements.

                          MIDCOM COMMUNICATIONS INC.
                            (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                (IN THOUSANDS)


CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss.....................................................................................      $(103,768)
Adjustments to reconcile net loss to net cash provided by operating activities
   Depreciation...............................................................................          5,724
   Amortization of intangible assets..........................................................         11,444
   Bad debt expense...........................................................................          6,347
   Loss on abandonment of assets due to relocation............................................          1,809
   Loss on sale of assets.....................................................................             26
   Changes in operating assets and liabilities
    Increase in Accounts receivable...........................................................        (10,039)
    Increase in Prepaid expenses and other current assets.....................................         (4,577)
    Decrease in Other assets..................................................................          3,171
    Increase in Intangible Assets.............................................................           (378)
    Decrease in Accounts payable and accrued expenses.........................................        (23,858)
    Increase in liabilities subject to Compromise.............................................        175,886
      Net cash provided by operating activities...............................................         61,787

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of furniture, equipment and leasehold improvements.................................        (22,247)
 Proceeds from sale of assets.................................................................            402
      Net cash used in investing activities...................................................        (21,845)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from notes payable..................................................................         76,250
 Repayment of notes payable...................................................................        (43,918)
 Proceeds from long-term obligations..........................................................         13,954
 Repayment of long-term obligations...........................................................         (2,491)
 Proceeds from common stock issued for stock purchase plan and stock options..................            532
 Net repurchase of common stock...............................................................         (1,075)
 Reclassification of long term obligations to liabilities subject to compromise...............       (112,147)
 Proceeds from sale of common stock...........................................................            276
      Net Cash used in financing activities...................................................        (68,619)
Net decrease in cash and cash equivalents.....................................................        (28,677)
Cash and cash equivalents at the beginning of year............................................         30,962
Cash and cash equivalents at the end of year..................................................      $   2,285


   The accompanying notes are an integral part of these financial statements.

                          MIDCOM COMMUNICATIONS INC.
                            (DEBTOR-IN-POSSESSION)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997


NOTE A - CHAPTER 11 PROCEEDINGS

     On November 7, 1997, MIDCOM Communications, Inc. ("MIDCOM" or the "Company") and its wholly-owned subsidiaries, PacNet Inc. ("PacNet"), Ad Val, Inc. ("Adval") and Cel-Tech International Corp. ("Cel-Tech"), each filed a petition (collectively, the "Petitions") for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court"), Case Nos. 97-59044-S, 59052-G, 59064-G and 59057-S, respectively, with such cases to be jointly administered by the Bankruptcy Court under Case No. 97-59044-S. The Company and its subsidiaries are currently operating their respective businesses as debtors-in-possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code and are subject to the jurisdiction of the Bankruptcy Court.

     Under Chapter 11, certain claims against the Company in existence prior to the filing of the petition for relief under federal bankruptcy law are stayed while the Company continues business operations as debtor-in-possession. These claims are reflected in the accompanying consolidated balance sheet as "liabilities subject to compromise." In addition, the filing of a voluntary petition under Chapter 11 was an event of default under all the Company's loan agreements (see Note F).

     The Company has arranged for debtor-in-possession financing (the "Foothill DIP Facility") from Foothill Capital Corporation. In connection with the Foothill DIP Financing, the Company incurred a loan fee of $250,000. The Foothill DIP Facility consists of a revolving credit facility with borrowing availability of up to $8.5 million, subject to the Company's satisfaction of various terms and conditions. The Foothill DIP Facility bears interest at prime plus 4% on receivable based advances and 18% on overadvances and expired on January 15, 1998. The financing was paid on January 22, 1998. There can be no assurance that the Company will not require additional debt or equity financing in the future, and there can be no assurance that any such additional debt or equity financing, if needed, would be available to the Company on acceptable terms or at all.

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a company on a "going concern" basis, which, except as otherwise noted, contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business; however, as a result of the Chapter 11 proceedings, and circumstances relating to this event, including the Company's leveraged financial structure and its operating losses, such realization of assets and liquidation of liabilities are subject to significant uncertainties. The Company has experienced significant net losses in the past few years. During the Chapter 11 proceedings, the Company has incurred and will continue to incur substantial reorganization costs.

     The Company's ability to continue as a going concern is dependent upon the confirmation of a plan of reorganization, future profitable operations and the ability to comply with the terms of any debtor-in-possession credit facility and the ability to generate sufficient cash from operations and financing arrangements to meet obligations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     A plan of reorganization, as finally approved by the Bankruptcy Court, could materially change the currently recorded amounts of assets and liabilities. These financial statements do not reflect further adjustments to the carrying value of assets and the amounts and classifications of liabilities or shareholders' deficit that might be necessary as a consequence of the bankruptcy proceedings. Events completed in relation to the Company's ongoing restructuring include the sale of the assets and business of MIDCOM and its wholly owned subsidiaries, PacNet, Cel-Tech and AdVal. The sale of MIDCOM, PacNet and Cel-Tech was completed on January 21, 1998 and the sale of the assets and business of AdVal was completed on February 25, 1998. Proceeds for these sales totaled approximately $98.6 million. This is subject to adjustment if the Company fails to maintain specified revenue levels or breaches general representations and warranties as defined in the sales agreement.

     Under the Bankruptcy Code, the Company may elect to assume or reject real estate leases, employment contracts, personal property leases, service contract and other unexpired executory pre-petition contracts, subject to Bankruptcy Court approval. Certain leases and contracts have been rejected in connection with the Chapter 11 proceedings. Obligations related to these rejected items have been included in liabilities subject to compromise. The ultimate amount of such claims is subject to adjustment based on the finalization of a reorganization plan. Accordingly, the Company cannot presently determine the ultimate liability which may result from the filing of claims for any contracts which have been or may subsequently be rejected in the Chapter 11 proceedings.

     The Court established March 17, 1998 (the "Bar Date") as the deadline for filing proofs of claim in the Chapter 11 proceedings. The Company has notified all known claimants for the purposes of identifying all pre-petition claims against the Company.

     The principal categories of claims classified as liabilities subject to compromise are identified below (in thousands). All amounts below may be subject to further adjustment depending on Bankruptcy Court action, further developments with respects to disputed claims, determination as to the value of any collateral securing claims, or other events. Additional claims may arise resulting from rejection of additional executory contracts or unexpired leases by the Company.

      Notes payable.............................................  $113,740
      Accounts payable..........................................    42,593
      Carrier accounts payable..................................     6,313
      Lease termination claims..................................    11,267
      Other.....................................................     1,973
                                                                  --------
      Total liabilities subject to compromise...................  $175,886


     There are approximately 424 scheduled liabilities and filed proofs of claim against the Company. The aggregate amount of those claims which specified amounts was approximately $22.9 million as of March 6, 1998. Included among the claims filed have been claims of unspecified amounts. The ultimate amount of and settlement terms for such liabilities will be subject to an approved plan of reorganization and, accordingly, are not presently determinable. Therefore, no provision has been made for the differences between the amounts filed with the court and the balances reflected in the accompanying consolidated financial statements.

NOTE B - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     The Company provides long distance voice and data telecommunications services. As primarily a nonfacilities-based reseller, MIDCOM principally utilizes the network switching and transport facilities of Tier I long distance carriers such as Sprint Corporation ("Sprint"), WorldCom, Inc. ('WorldCom") and AT&T Corp. ("AT&T") to provide a broad array of telecommunications services. MIDCOM's service offerings include basic "1 plus" and "800" long distance voice, frame relay data transmission services, wireless services, dedicated private lines between customer locations and enhanced telecommunications services such as facsimile broadcast services and conference calling. The Company's customers are primarily small to medium-sized commercial businesses throughout the United States.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of MIDCOM and its wholly-owned subsidiaries, PacNet, Cel-Tech and AdVal. All significant intercompany accounts and transactions have been eliminated in consolidation.

FINANCIAL REPORTING FOR BANKRUPTCY PROCEEDINGS

     The American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), provides guidance for financial reporting by entities that have filed petitions with the Bankruptcy Court and expect to reorganize under Chapter 11 of the Bankruptcy Code.

     Under SOP 90-7, the financial statements of an entity in a Chapter 11 reorganization proceeding should distinguish transactions and events that are directly associated with the reorganization from those of the operations of the ongoing business as it evolves. Accordingly, SOP 90-7 requires the following financial reporting/accounting treatments in respect to each of the consolidated financial statements.

CONSOLIDATED BALANCE SHEET

     The consolidated balance sheet separately classifies pre-petition and post-petition liabilities. A further distinction is made between pre-petition liabilities subject to compromise (generally unsecured and undersecured claims) and those not subject to compromise (fully secured claims). Pre-petition liabilities are reported on the basis of the expected amount of such allowed claims, as opposed to the amounts for which those allowed claims may be settled. Under an approved final plan of reorganization those claims may be settled at amounts substantially less than their allowed amounts.

     When a liability subject to compromise becomes an allowed claim and that claim differs from the net carrying amount of the liability, the net carrying amount is adjusted to the amount of the allowed claim. The resulting gain or loss is classified as a reorganization item in the consolidated statement of operations.

CONSOLIDATED STATEMENTS OF OPERATIONS

     Pursuant to SOP 90-7, revenues and expenses, realized gains and losses, and provisions for losses resulting from the reorganization of the business are reported in the consolidated statement of operations separately as reorganization items. Professional fees are expensed as incurred. Interest expense is reported only to the extent that it will be paid during the proceeding or that it is probable that it will be an allowed claim.

CONSOLIDATED STATEMENTS OF CASH FLOWS

     Reorganization items are reported separately within the operating, investing and financing categories of the consolidated statement of cash flows.

CASH AND CASH EQUIVALENTS

     All short-term investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

REVENUE RECOGNITION

     Resale and transmission revenue and related costs are recognized in the period the customer utilizes the Company's service. At December 31, 1997, net unbilled resale revenue totaled approximately $6 million.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts and carrier accounts payable, notes payable and long-term obligations. The fair value of the financial instruments, except long-term obligations, approximates their recorded value based on the short-term maturity of the instruments. The fair value of the long-term obligations approximates their recorded value based on the current rates offered to the Company for similar debt of the same maturities. The Company does not have financial instruments with off-balance-sheet risk.

     Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable. Concentration of credit risk with respect to receivables are limited due to diversity in geographic locations of customers as well as diversity of industries. The Company continually evaluates the credit worthiness of its customers; however, it generally does not require collateral. The Company's allowance for doubtful accounts is based on historical trends, current market conditions and other relevant factors.

FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements are stated at cost. Maintenance and repairs are expensed as incurred. When properties are retired or otherwise disposed of, gains and losses are reflected in the consolidated statement of operations. Depreciation and amortization, which includes amortization of assets recorded under capital leases, are computed using the straight-line method over the following useful lives.

Buildings and towers....................................  30 years
Transmission equipment..................................  12 to 15 years
Data processing systems and equipment...................  3 to 5 years
Switches................................................  5 to 7 years
Furniture, equipment and leasehold improvements.........  3 to 7 years


INTANGIBLE ASSETS

     Intangible assets represent the excess of the purchase price over the estimated fair value of identifiable assets acquired in business and customer base acquisitions. Amounts are allocated primarily to customer bases which are amortized over three years using the straight-line method. Amounts are also allocated to noncompete agreements and goodwill as applicable, which are amortized using the straight-line method over terms ranging from 18 months to 25 years.

     The Company periodically reviews the carrying value of its intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss is recognized.

NET LOSS PER SHARE

     During 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", which is effective for financial statements issued after December 15, 1997. The new standard eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share together with disclosure of how the per share amounts were computed. Basic earnings per share excludes dilution and is computed by dividing loss available to common shareholders by the weighted-average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock or resulted in the issuance of common stock that then share in the loss of the entity. The Company adopted this pronouncement at December 31, 1997. Common stock equivalents have been excluded from the calculation of net loss per share due to their antidilutive effect.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue expenses during the reporting periods. Actual results could differ from those estimates.

STOCK BASED COMPENSATION

     In 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans and include the cost in the statement of operations as compensation expense. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. The Company has elected to account for compensation cost for stock option plans in accordance with APB Opinion No. 25.

NEW PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130, "Reporting of Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components (revenues, expense, gains, and losses) in a full set of financial statements. This statement also requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company does not anticipate that adoption of SFAS 130 will have a material effect on the consolidated financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement requires the reporting of financial and descriptive information about an enterprise's reportable operating segments. This statement is effective for financial statements for periods beginning after December 15, 1997. In the initial year of adoption, comparative information for earlier years is to be restated. The Company does not anticipate that the adoption of SFAS 131 will have a material effect on the consolidated financial statements.

NOTE C - FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Major classes of furniture, equipment and leasehold improvements, including assets under capital leases, as of December 31, 1997 consist of the following (in thousands):

Buildings and towers..........................................    $ 6,757
Transmission equipment........................................        129
Data processing systems and equipment.........................      7,503
Switches......................................................     16,667
Furniture, equipment and leasehold improvements...............      8,538
                                                                  -------
                                                                   39,594
Less accumulated depreciation.................................     14,263
                                                                  -------
                                                                  $25,331

     The gross amount of furniture, equipment and leasehold improvements recorded under capital leases was $19.2 million at December 31, 1997.

     Included in furniture, equipment and leasehold improvements are unamortized development costs related to the Company's proprietary management information system. This system was placed in service in May 1995 and is being amortized on a straight-line basis.

NOTE D - ACQUISITIONS

     On August 15, 1997 the Company entered into merger agreements with Phoenix Network, Inc. ("Phoenix") and Trans National Communications ("TNC"). On November 10, 1997 the Company announced that these agreements with Phoenix and TNC had been terminated. On October 31, 1997, Phoenix notified the Company of its intent to terminate the merger agreement, effective November 5, 1997, due to alleged material breaches by the Company, including the Company's termination of its agreement with Sprint and the deterioration of the Company's financial condition. In addition, on November 6, 1997, TNC notified the Company of its intent to terminate its purchase agreements with Phoenix that Phoenix had assigned to the Company.

     On January 27, 1997, in connection with a customer base acquisition completed on July 31, 1995, the Company issued to the assignee of Communications Services of America, Inc. ("CSA") 10,522 shares of common stock valued at $10.38 per share, and in April 1997, the Company issued an additional 18,536 shares to compensate the former CSA shareholders for the decrease in value of the common stock since the closing of the acquisitions.

     On January 22, 1997, in connection with a customer base acquisition completed in September 30, 1995, the Company issued to the shareholders of Fairfield County Telephone Corporation ("Fairfield") 38,711 shares of common stock valued at $10.25, and in April 1997 the Company issued an additional 59,631 shares to compensate the former Fairfield shareholders for the decrease in value of the common stock since the closing of the acquisition.

     In January 1997, the Company issued to Richard John 9,457 shares of common stock valued $9.38 per share, and in August 1997, the Company issued to Richard John 50,000 shares of common stock valued at $8.56 per share in connection with the acquisition of Cel-Tech International Corp.

NOTE E - OBLIGATIONS

     As a result of the Chapter 11 filings (See Note A) the Company has defaulted under the Foothill Credit Facility, the Company's equipment lease facilities, the Indenture relating to the Company's $97.7 million aggregate principal amount of 8 1/4% subordinated convertible notes due 2003 and the note payable to Ashok Rao in connection with the redemption of certain shares of common stock (See Note H). Accordingly, except for the Foothill Credit Facility all long-term obligations have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

NOTE F - DEBTOR-IN-POSSESSION FINANCING

     The Company has arranged for debtor-in-possession financing (the "Foothill DIP Facility) from Foothill. In connection with the Foothill DIP Financing, the Company incurred a loan fee of $250,000. The Foothill DIP Facility consists of a revolving credit facility with borrowing availability of up to $8.5 million, subject to the Company's satisfaction of various terms and conditions, bears interest at prime plus 4% on receivable based advances and 18% on overadvances and expired on January 15, 1998. The financing was paid on January 22, 1998.

NOTE G - STOCK REPURCHASE

     In connection with the resignation of Ashok Rao, the Company's former President and Chief Executive Officer, the Company redeemed, in April 1997, 885,360 shares of Common Stock held by Mr. Rao and certain trusts established by Mr. Rao at a price of $6.80 per share (plus interest at 8% from April 1996), to be paid in equal monthly installments over a period of 36 months, beginning May 1997.

NOTE H - COMMON STOCK

     At December 31, 1997, common stock was reserved for the following:

     Conversion of the notes.................................     6,938,279
     Exercise and future grant of stock options..............     5,010,064
     Employee stock purchase plan............................       252,911
     Exercise of outstanding warrants........................       276,500
                                                                 ----------
         Total common stock reserved.........................    12,477,754


                          MIDCOM COMMUNICATIONS INC.
                            (DEBTOR-IN-POSSESSION)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997


NOTE I - STOCK OPTION PLAN

     The Company has a stock option plan which provides for the granting of nonqualified and incentive stock options to purchase up to 5,010,064 shares of common stock. Options granted become exercisable over vesting periods of up to five years at exercise prices determined by the Board of Directors, and generally expire ten years from the date of grant.

     Stock options have generally been granted at the fair market value at the date of grant. However, a limited number of options have been granted at less than the fair market value, in which case compensation expense has been recognized over the vesting period based on the excess of the fair market value stock at the date of grant over the exercise price.

     During the year ended December 31, 1997 1,408,820 options were granted. At December 31, 1997 4,483,509 options were outstanding and 526,555 options were available for future grant. Because of the Chapter 11 proceedings and since any claims of option holders are subordinated to the claims of other creditors, management does not believe that presentation of additional information with respect to these options is meaningful.

NOTE J - INCOME TAXES

     Components of the Company's deferred tax liabilities and assets as of December 31, 1997 are as follows (in thousands);

Deferred tax assets
Allowance for doubtful accounts........................................................   $ 2,543
Accrued compensation costs.............................................................       655
Provisions not currently deductible....................................................     6,009
Accrued restructuring costs............................................................       373
Contract settlement....................................................................     1,520
Tax depreciation different than financial accounting depreciation......................     2,545
Intangible tax amortization different than financial statement amortization............    22,173
Losses and write-down of foreign joint venture.........................................     3,769
Net operating loss carryforwards.......................................................    60,411
Total deferred tax assets..............................................................    99,998
Valuation allowance....................................................................    99,607
                                                                                          $   391

Deferred tax liabilities
Cash to accrual change.................................................................      (391)
Total deferred tax liabilities.........................................................      (391)


Net deferred tax liabilities...........................................................   $ -

     The Company has net operating loss carryforwards for federal income tax purposes available to offset future federal taxable income, if any, of approximately $151 million which expire in 2009-2013.

     The provision for income taxes differ from the "expected" income tax benefit as follows (in thousands):

Computed expected federal tax benefit.............................  $(35,281)
State taxes, net of federal benefit...............................    (4,109)
Change in valuation allowance for net deferred tax assets.........    46,105
Other.............................................................    (6,715)
                                                                    $     -

NOTE K - RELATED PARTY TRANSACTIONS

     Effective May 1996, the Company entered into an employment agreement with William H. Oberlin, the Company's President and Chief Executive Officer. The agreement provides for a base salary of $25,000 per month and an annual bonus to be determined each year by the Company's Board of Directors based on certain quantitative and qualitative targets set forth in the Company's annual business plan. In connection with entering into the agreement, the Company granted Mr. Oberlin options to purchase up to 1,214,714 shares of Common Stock pursuant to the Company's Stock Option Plan. The options vest ratably over a five-year period. Mr. Oberlin is entitled to receive up to two years severance (reduced to one year severance in certain circumstances) in the event of termination. Severance generally equals the sum of the annualized base salary at the time of termination and the average annual bonuses for the fiscal years preceding termination. The agreement also contains a non-interference provision pursuant to which, for a period of six months following termination of employment,

      Mr. Oberlin has agreed to, among other things, preserve the confidentiality of the Company's customer list and refrain from actively soliciting the Company's customers existing at the date of termination. This agreement was terminated in January 1998.

     Effective May 1996, the Company entered into consulting agreements with Marvin C. Moses and John M. Zrno, each a director of the Company, pursuant to which Messrs. Moses and Zrno have agreed to provide consulting services to the Company with respect to acquisitions, investor and other strategic relations and strategic financial matters. Pursuant to the agreements, the Company is required to pay each of these individuals a retainer of $8,333 per month. In addition, in connection with the agreements, the Company has granted to each of these individuals options for the purchase of 253,681 shares of Common Stock pursuant to the Company's Stock Option Plan. The options vest ratably over a five-year period. The agreements terminate after a period of five years beginning on June 1, 1996, unless terminated earlier in accordance with the terms thereof. The agreements may be terminated by either party at any time upon 30 days prior written notice. These agreements were terminated in January 1998.

     In June 1994, the Company entered into an employment agreement with Ashok Rao, the former President and Chief Executive Officer of the Company. The agreement provided for a base salary of $25,000 per month. Mr. Rao resigned from the Company in April 1996. In connection with Rao's resignation, the Company has elected to repurchase 885,360 shares of Common Stock held by Mr. Rao and certain trusts established by Mr. Rao (the "Rao Shares"). See Note H.

NOTE L - EMPLOYEE BENEFIT PLANS

401(K) SALARY DEFERRAL AND PROFIT SHARING PLAN

     Prior to February 1, 1996, the Company maintained a 401(k) Salary Deferral and Profit Sharing Plan with its affiliate SP Investments Inc. ("SPII"). Effective February 1, 1996, SPII withdrew from the Retirement Plan. The Company maintains a voluntary defined contribution profit sharing plans covering all eligible employees as defined in the plan documents. Participating employees may elect to defer and contribute a stated percentage of their compensation to the plan, not to exceed the dollar amount set by law. The Company matches 50% of each employee's contribution up to a maximum of the first 6% of each employee's compensation.

     The Company's matching contributions to the plan were approximately
$448,000.

EMPLOYEE STOCK PURCHASE PLAN

     In December 1994, the Company established an Employee Stock Purchase Plan which became effective upon the successful completion of the Company's initial public offering of common stock. The Company's plan provides that eligible employees may contribute up to 10% of their base earnings toward the semi-annual purchase of the Company's common stock. The employee's purchase price is 95% of the lesser of the fair market value of the stock on the first business day or the last business day of the semi-annual offering period. The total number of shares issuable under the plan is 262,500. There were 3,380 shares issued under the plan during 1997. The Plan was dissolved in November 1997.

NOTE M - COMMITMENTS AND CONTINGENCIES

LEASES

     The Company leases office space and certain equipment under terms of noncancelable operating leases, which expire on various dates through 2005. The leases generally require that the Company pay certain maintenance, insurance and other operating expenses. Rent expense under operating leases was approximately $4.8 million.

     At December 31, 1997, minimum future lease payments under noncancelable operating leases are as follows (in thousands):

     1998.......................................................   1,498
     1999.......................................................   1,538
     2000.......................................................   1,382
     2001.......................................................   1,118
     2002.......................................................     767
     Thereafter.................................................     551
                                                                  $6,854

     Amounts due on leases which have been rejected in connection with the Chapter 11 filing have been excluded from the table above.

COMMITMENTS WITH PROVIDERS

     Under the terms of carrier contracts executed with AT&T and other carriers, the Company has made commitments to maintain or achieve certain volume levels in order to obtain special forward pricing. Under certain of these contracts, the Company guarantees to sell a certain amount of long distance volume within a certain time period or purchase all or a portion of any unused volume. Under other contracts, if certain volume levels are not achieved during stated periods, pricing is adjusted going forward to levels justified by current volumes.

     At December 31, 1997, minimum future usage commitments are as follows:

     1998.......................................................    3,287
     1999.......................................................       -
     2000.......................................................   75,000
                                                                  $78,287

     At December 31, 1997, the Company has achieved or reserved for all of its required volume commitments. There can be no assurance that the minimum usage communications will be achieved in the future, and if such commitments are not achieved future operating results could be adversely affected.

     During the year ended December 31, 1997, the Company relied on three carriers to carry traffic representing approximately 78%, of the Company's revenue. The Company has the ability to transfer its customers' traffic from one supplier to another in the event a supplier declines to continue to carry the Company's traffic. However, such transfers could result in disruption of service to the customers, with a subsequent loss of revenue which would adversely affect operating results.

REGULATION

     Federal

     The Company has all necessary authority to provide domestic interstate and international telecommunications services under current FCC regulations. MIDCOM has filed both domestic and international tariffs with the FCC, and PacNet has, and is only required to file, international tariffs. Pursuant to a 1995 court decision, detailed rate schedules now must be filed in lieu of the "reasonable range of rates" tariff previously accepted by the FCC. In reliance on the FCC's past practice of allowing relaxed range of rates tariffs for non-dominant carriers, MIDCOM and most of its competitors did not maintain detailed rate schedules. Until the statute of limitations expires, MIDCOM could be held liable for damages for its failure to maintain detailed rate schedules, although it believes that such an outcome is highly unlikely and would not have a material adverse effect on it. Pursuant to authority granted to it in the 1996 Telecommunications Act, the FCC is considering "mandatory detariffing" for domestic non-dominant carriers. This proposal (which has been stayed by an order of the federal district court in Washington, D.C.) would relieve the Company of its obligation to file tariffs applicable to its domestic interexchange offerings.

     State

     The intrastate long distance operations of MIDCOM are also subject to various state laws. The majority of states require certification or registration, which the Company has secured in 47 states and Washington, D.C. Many states require tariff filings as well.

     In certain states, approval for transfers of control and acquisitions of customer bases must be obtained. MIDCOM has been successful in obtaining all necessary regulatory approvals to date, although revisions of tariffs, authorities and approvals are being made on a continuing basis, and many such requests are pending at any one time.

     Some states may assess penalties on long distance service providers for traffic sold prior to tariff approval or the state's consent to an acquisition. Such states may require refunds to be made to customers. It is the opinion of management that such penalties and refunds, if any, would not have a material effect on the results of operations or financial condition of the Company.

DISPUTES AND LITIGATIONS

     Sprint Settlement

     The Company has had a series of ongoing disputes relating to service and billing with Sprint, one of its primary suppliers. For this and other reasons, on September 18, 1997, the Company discontinued its payments to Sprint and, on October 10, 1997, the Company received a notice of default from Sprint. On October 29, 1997, the Company entered into a settlement with Sprint whereby it agreed to pay Sprint $1,250,000 on October 31, 1997, November 7, 1997 and November 14, 1997; $4,000,000 on November 21, 1997; and thereafter, so long as Sprint continues to provide service to the Company, weekly payments equal to the lesser of $2,000,000 or the current amount outstanding. Sprint and the Company agreed to arbitrate the Company's claims against Sprint up to an aggregate of $5,000,000 and the parties agreed that the Company would transition its traffic to its own or other networks over the ninety day period ending January 29, 1998. There is uncertainty as to whether or not the settlement applies to the Bankruptcy estate.

     Class Action Lawsuit

     The Company, its Vice Chairman of the Board of Directors and largest shareholder, the Company's former President, Chief Executive Officer and Director and the Company's former Chief Financial Officer were named as defendants in a securities action filed in the U.S. District Court for the Western District of Washington (the "Complaint"). The Complaint was filed on behalf of a class of purchasers of the Company's common stock during the period beginning on July 6, 1995, the date of the Company's initial public offering, and ending on March 4, 1996 (the "Class Period"). In April 1997, the Board of Directors of the Company unanimously approved the terms of a settlement of all claims against the Company and all of the individual defendants. The settlement, which is subject to Court approval and which admits no liability or fault, provides for the payment of $1.0 million in cash by the Company's insurance carrier, and the issuance of approximately 420,000 shares of the Company's common stock, subject to adjustments depending upon the fair market value of the stock on the date that the settlement is approved by the Court. In light of the bankruptcy filing the status of the settlement is uncertain.

     SEC Investigation

     The Company was informed in May 1996 that the Securities and Exchange Commission ("SEC") was conducting an informal inquiry regarding the Company. In May 1997 the Company learned that a formal order of investigation had been entered by the SEC. The Company believes that the focus of the investigation is on (i) the accuracy of disclosures in certain documents filed by the Company with the SEC; (ii) whether the Company had maintained adequate books and records and had adequate internal controls; and (iii) whether records had been falsified. The Company has voluntarily provided documents requested by the Commission, is in the process of furnishing additional requested documents, and has cooperated with the Commission in scheduling interviews with certain former Company personnel. The Company is unable to predict the ultimate outcome of the investigation. The Company and certain of its former employees could be subject to civil or criminal sanctions including monetary penalties and injunctive measures.

     Frontier Lawsuits

     On August 19, 1996 the Company was served with a complaint filed in U.S. District Court for the Eastern District of Michigan by Frontier Corporation ("Frontier"). The complaint named as defendants the Company and eleven individuals, all of whom are former employees of Frontier who resigned their positions with Frontier. Frontier agreed to dismiss all of the individual defendants in the case except William H. Oberlin, the Company's President and CEO. Moreover, in September 1997, the Court dismissed certain causes of action in the context of a summary judgment hearing. The surviving claims are that (i) MIDCOM is in violation of a non-disclosure agreement between Frontier and MIDCOM by virtue of its alleged use of confidential information of Frontier obtained through employees hired from Frontier and otherwise; and (ii) MIDCOM and Mr. Oberlin tortuously interfered in Frontier's contractual relationships with various Frontier employees and contractors. The complaint seeks: (i) that the defendants be preliminarily and permanently enjoined from breaching their respective agreements with Frontier, (ii) that MIDCOM be enjoined from aiding and abetting certain alleged breaches of fiduciary duties; (iii) an order that MIDCOM hold all profits which it earns as a result of its hiring of the individual defendant and other Frontier employees as constructive trustees for the benefit of Frontier; (iv) an accounting of all profits realized by Midcom as a result of its hiring of the defendant and other Frontier employees; (v) a declaratory judgment on its various claims; (vi) damages in an unspecified amount; (vii) Frontier's costs, including reasonable attorney's fees, incurred in bringing the action; and (viii) other appropriate relief. The Company has recently filed a motion to dismiss the action and it awaits a hearing on this motion.

     An affiliate of Frontier has also filed a complaint in the same U.S. Federal District Court claiming $515,000 for unpaid amounts under a supply agreement. The Company believes this claim to be without substantial merit and is vigorously defending it. The Company's motion to dismiss on statute of limitations grounds was granted in part and remaining matters have been transferred to the FCC as a matter of primary jurisdiction. On November 6, 1997, the Company and Frontier agreed to enter into a settlement pursuant to which Frontier would dismiss all claims against the Company and Mr. Oberlin. The settlement would provide, among other things, that, over the next three years, MIDCOM will transfer approximately $40.5 million of long distance traffic to Frontier and Frontier will transfer approximately $20.25 million of long distance traffic to Midcom. There is some uncertainty as to whether the settlement creates a pre-petition or post-petition claim, which is to be decided by the U.S. Federal District Court.

     Cherry Communications Lawsuit

     In September and December 1995, the Company purchased two significant customer bases from Cherry Communications. The first transaction ("Cherry I") provided for the purchase of long distance customer accounts having monthly revenue for the three months preceding the date of closing of $2.0 million, net of taxes, customer credits and bad debt. The second transaction ("Cherry II") provided for the purchase of long distance customer accounts having monthly revenue which were to average $2.0 million per month over the 12 months following the transaction, net of taxes, customer credits and bad debt. The purchase price payable with respect to Cherry I was $10.5 million, of which $5.5 million was paid in cash and the balance was paid by the delivery of 317,460 shares of common stock (subject to a possible increase in such number based on the future value of the common stock), of which 126,984 shares are held in escrow to be applied to indemnify claims or to cover shortfalls in revenue from the $2.0 million monthly average. The purchase price for Cherry II was $18.0 million, of which $7.0 million has been paid in cash. Additional installments of $3.4 million were due in February, March and April of 1996, of which $400,000 of each installment was to be paid either in cash or by delivery of shares of common stock. Separately, the Company also agreed to pay Cherry Communications for servicing customer accounts on behalf of the Company. The acquired customer bases have not generated the required minimum revenue levels and Cherry Communications has failed to remit to the Company collections received by Cherry Communications from a portion of the acquired customers. Accordingly, the Company has withheld the final three installment payments for Cherry II (a total of $9.0 million excluding escrowed sums), payment of invoices for carrier services for the acquired bases (up to $11.0 million) and accrued customer service charges of $840,000. Negotiations between Cherry Communications and the Company failed to produce a settlement of these disputes.

     Cherry Communications filed a lawsuit against the Company in the United States District Court for the Northern District of Illinois, Eastern Division. In its first Amended Complaint filed on July 18, 1996, Cherry Communications seeks recovery of (i) approximately $7.2 million plus interest and attorney's fees alleged to be due and owing under a Rebiller/Reseller Agreement for Switched Services between Cherry Communications and the Company, (ii) approximately $9.0 million plus interest and attorney's fees alleged to be due and owing under the November 1, 1995 Customer Base Purchase and Sale Agreement between Cherry Communications and the Company (the "Cherry II Agreement"), and a Promissory Note executed in connection with the Cherry II Agreement, (iii) customer service charges of $840,000. It is the position of the Company that Cherry Communications has breached its obligations under the Cherry I Agreement and the Cherry II Agreement by among other breaches (i) failing to sell MIDCOM customer bases having the average monthly revenues required by the customer base agreements, and (ii) failing to remit to MIDCOM monies collected from the customer accounts. It is also the position of the Company that, as a result of Cherry Communication's breaches of the Cherry I Agreement and the Cherry II Agreement, as amended by certain addenda, that the Company has offsets and counterclaims against Cherry Communications in excess of the sums it has withheld from Cherry Communications. The Company is attempting to negotiate a resolution of the disputes. In the event that a settlement is not reached, the Company intends to vigorously defend the lawsuit filed by Cherry Communications. However, the Company is unable to predict the outcome of this lawsuit. As a result of this litigation, as of September 1, 1996, the Company discontinued booking revenue generated by the customer bases purchased from Cherry Communications. In October 1997, Cherry Communications filed a petition for relief under Chapter 11 of the Bankruptcy Code. As a result of the bankruptcy filings by both corporations, the court dismissed all claims and counter claims without prejudice. The Company filed a claim for $36 million in the Cherry Bankruptcy.

     Discom Arbitration

     Discom Corporation ("Discom"), a former distributor of the Company, in an arbitration proceeding in New York against the Company has filed to increase the amount of its claim against the Company to approximately $8.0 million purportedly based upon a lost profit and damage analysis of its expert. The Company has not yet had an opportunity to depose Discom's expert, but preliminary indications are that the evaluation is seriously flawed and that the Company's own expert testimony will more accurately reflect the maximum possible damage claim of $250,000 to $500,000, which amount has been escrowed by the Company. The Company disputes that any amounts are owed to Discom and it is vigorously defending the case. All evidence has been heard by the arbitration panel.

     Other Litigation

     The Company is also party to other routine litigation incidental to its business and to which its property is subject. The Company's management believes the ultimate resolution of these matters will not have a material adverse effect on the Company's business, financial condition or results of operations.

NOTE N - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                          (In Thousands)
                                                          --------------
Cash paid for interest..................................       $9,353

Cash paid for income taxes..............................       $   -


NOTE O - RELOCATION OF CORPORATE HEADQUARTERS

     In May 1997, the Company announced its intention to relocate its corporate headquarter functions based in Seattle, Washington to Southfield, Michigan, where the Company's Chief Executive Officer and other key executives maintained offices. During 1997, the Company completed the relocation of various corporate support functions, including human resources, legal, finance and information services, affecting approximately 130 employees, to temporary office space in Southfield.

NOTE P - OTHER INFORMATION

     On November 7, 1997, the common stock of the Company was de-listed from the Nasdaq Stock Market effective November 17, 1997. As a result of being de-listed from the Nasdaq Stock Market, the liquidity of the common stock is significantly diminished. This event will materially and adversely affect the Company's ability to obtain financing through the sale of common stock or securities convertible into common stock and, ultimately, could have a material adverse effect on the Company's business, financial condition and results of operations.